Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             TIMBERLAND BANCORP, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             TIMBERLAND BANCORP, INC.
------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                              N/A
------------------------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                              N/A
------------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
------------------------------------------------------------------------------
(3)  Filing party:
                             N/A
------------------------------------------------------------------------------
(4)  Date filed:
                             N/A
------------------------------------------------------------------------------

                             [Timberland logo]

                             December 20, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Timberland Bancorp, Inc. ("Company"). The meeting will be held at the Elks Lodge, 624 K Street, Hoquiam, Washington, on Thursday, January 25, 2001 at 1:00 p.m., local time.

     The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Knight Vale & Gregory PLLC, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                        Sincerely,


                                        /s/Clarence E. Hamre
                                        Clarence E. Hamre
                                        President and Chief Executive Officer

                        TIMBERLAND BANCORP, INC.
                           624 SIMPSON AVENUE
                        HOQUIAM, WASHINGTON 98550
                             (360) 533-4747
------------------------------------------------------------------------------
                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON JANUARY 25, 2001
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Timberland Bancorp, Inc. ("Company") will be held at the Elks Lodge, 624 K Street, Hoquiam, Washington, on Thursday, January 25, 2001, at 1:00 p.m., local time, for the following purposes:

     (1)  To elect three directors of the Company;

     (2) The approval of the appointment of Knight Vale & Gregory PLLC as the Company's independent auditors for the fiscal year ending September 30, 2001; and

     (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposal at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on December 6, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/MICHAEL R. SAND
                                   MICHAEL R. SAND
                                   CORPORATE SECRETARY

Hoquiam, Washington
December 20, 2000
------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             PROXY STATEMENT
                                   OF
                        TIMBERLAND BANCORP, INC.
                           624 SIMPSON AVENUE
                        HOQUIAM, WASHINGTON 98550
                             (360) 533-4747

------------------------------------------------------------------------------
                     ANNUAL MEETING OF STOCKHOLDERS
                            JANUARY 25, 2001
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Timberland Bancorp, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for Timberland Savings Bank, SSB ("Bank"). The Meeting will be held at the Elks Lodge, 624 K Street, Hoquiam, Washington, on Thursday, January 25, 2001, at 1:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about December 20, 2000.

------------------------------------------------------------------------------
                          VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Stockholders of record as of the close of business on December 6, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of the Voting Record Date the Company had 4,753,295 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the appointment of independent auditors set forth below. If a shareholder of record attends the Meeting, he or she may vote by ballot.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Pursuant to the Company's Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.
Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     With respect to the other proposal to be voted upon at the Meeting, stockholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal. Abstentions, however, will have the same effect as a vote against this proposal.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated and signed proxy prior to a vote being taken on a proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Participants in the Timberland Savings Bank, SSB ESOP. If a shareholder is a participant in the Timberland Savings Bank, SSB Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account.
Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended
("Exchange Act").   Based on such reports, the following table sets forth, at
the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Based on such reports, management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group.

                                  Number of Shares          Percent of Shares
Name                             Beneficially Owned (1)        Outstanding
----                             ----------------------        -----------

Beneficial Owners of More Than 5%

Timberland Savings Bank, SSB
Employee Stock Ownership Plan Trust    432,016                    8.9%

Westport Asset Management, Inc.(2)
253 Riverside Avenue
Westport, Connecticut 06880            464,900                    9.5

Directors

Andrea M. Clinton                        8,652                    *
Robert Backstrom                        29,502                    *
Richard R. Morris, Jr.                  48,502                    1.0
Peter J. Majar                          23,502                    *
Jon C. Parker                           30,902                    *
James C. Mason                          36,502                    *
David A. Smith                              --                   --


         (Table continued, and footnotes located on following page)

                                  Number of Shares          Percent of Shares
Name                             Beneficially Owned (1)        Outstanding
----                             ----------------------        -----------

Named Executive Officers(3)

Clarence E. Hamre(4)                 76,184(5)                    1.6
Michael R. Sand (4)                  50,008(5)                    1.0

All Executive Officers and
 Directors as a Group (11 persons)  327,366(5)                    6.7%

----------------
*  Less than one percent of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Table assumes pro rata vesting of stock options over a ten year period with the next 10% installment vesting on January 29, 2001. However, the additional amount vested on January 29, 2001 could increase to 20% if the Company meets three of four established performance criteria items. These four performance criteria items are: generating a return on assets which exceeds that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; generating an efficiency ratio which is less than that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; generating a net interest margin which exceeds the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; and increasing earnings per share over the prior fiscal year. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of December 6, 2000 through the exercise of stock options granted pursuant to the Company's 1999 Stock Option Plan:
     Mr. Hamre, 29,757 shares; Mr. Sand, 23,805 shares; Ms. Clinton, 8,502 shares; Mr. Backstrom, 8,502 shares; Mr. Morris, 8,502 shares; Mr. Majar, 8,502 shares; Mr. Parker, 8,502 shares; Mr. Mason, 8,502 shares; Mr. Smith, 0 shares; and all executive officers and directors as a group, 118,324 shares.
(2) Based on an amended SEC Schedule 13G dated February 16, 2000, that discloses sole voting and dispositive power as to 584,900 shares, and a letter from Westport Asset Management, Inc. to the Federal Reserve Board regarding the sale of 120,000 shares of the Company's Common Stock.
(3) SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Hamre and Sand were the Company's only "named executive officers" for the fiscal year ended September 30, 2000.
(4)  Messrs. Hamre and Sand are also directors of the Company.
(5) Includes an approximation of the number of shares in the participant's ESOP account. Includes initial purchase of shares of Common Stock held in the Timberland Savings Bank 401(k) Profit Sharing Plan.

------------------------------------------------------------------------------
                   PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of nine members. On October 13, 2000, Mr. Alan E. Smith, a Director since 1992, passed away. In connection with Mr. Smith's death, on November 21, 2000, the Board of Directors appointed David A. Smith to fill the unexpired term of Alan E. Smith.

     In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors have been nominated to be elected at the Meeting to serve for the respective terms set forth in the table, or until their respective successors have been elected and qualified.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Sand, Majar and Smith.

     The following table sets forth certain information regarding the nominees for election at the Meeting.
                                      Year First Elected or   Term to
   Name                 Age(1)        Appointed Director(2)    Expire
   ----                 ------        ---------------------    ------

                                 BOARD NOMINEES

Michael R. Sand          46                   1993             2003(3)
Peter J. Majar           73                   1987             2003(3)
David A. Smith           45                   2000             2003(3)

                          DIRECTORS CONTINUING IN OFFICE

Richard R. Morris, Jr.   63                   1992             2001
Jon C. Parker            51                   1992             2001
James C. Mason           45                   1993             2001
Clarence E. Hamre        66                   1969             2002
Andrea M. Clinton        43                   1996             2002
Robert Backstrom         71                   1992             2002

--------------
(1)  As of September 30, 2000.
(2)  Includes prior service on the Board of Directors of the Bank.
(3)  Assuming the individual is elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Michael R. Sand has been affiliated with the Bank since 1977 and has served as Executive Vice President and Secretary since 1993.

     Peter J. Majar is retired as General Manager of Hoquiam Plywood Co., Inc., a plywood manufacturer, and former President of the Plywood Marketing Association and President of PMA Transportation Company, Vancouver, Washington.

     David A. Smith is a pharmacist and the owner of Harbor Drug, Inc., a retail pharmacy located in Hoquiam, Washington.

     Richard R. Morris, Jr. is the former owner of Dick's Food Centers, Inc., retail grocery stores located in Ocean Shores and Raymond, Washington.

     Jon C. Parker is a member of the law firm of Parker, Johnson & Parker P.S., Hoquiam, Washington, which serves as general counsel to the Bank.

     James C. Mason is the President and owner of Mason Timber Co., Aberdeen, Washington. Mr. Mason also is the owner of Mason Trucking, Mason Properties, MASCO Petroleum and Mason Aviation, all of which are located in Aberdeen, Washington.

     Clarence E. Hamre has been affiliated with the Bank since 1969 and has served as President and Chief Executive Officer since 1969.

     Andrea M. Clinton, an interior designer, is the owner of AMC Interiors, Olympia, Washington.

     Robert Backstrom is retired after serving as owner of Price & Price Real Estate and Insurance, Montesano, Washington, for 31 years.

------------------------------------------------------------------------------
             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 2000, the Board of Directors of the Company held 13 meetings, and the Board of Directors of the Bank held 26 meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period, except for Director Morris who missed 14 of these 39 meetings because he was out of town.

     Committees of the Company's Board. The Company's Board of Directors established Audit, Nominating and Compensation Committees.

     The Audit Committee, consisting of Directors Backstrom, Majar and Parker, receives and reviews all reports prepared by the Company's external and internal auditor. The Audit Committee met four times during the fiscal year ended September 30, 2000.

     The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Company. The full Board of Directors met once in its capacity as Nominating Committee during the fiscal year ended September 30, 2000.

     The Compensation Committee, consisting of Directors Parker and Clinton, makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee meets as needed and met once during the fiscal year ended September 30, 2000.

     Committees of the Bank's Board. The Bank's Board of Directors has established Audit, Salary and Nominating Committees, among others.

     The Audit Committee, consisting of Directors Backstrom, Majar and Parker, is responsible for meeting with the Bank's internal and external auditors to discuss the results of the annual audit and any related matters. The Audit Committee is also responsible for the Bank's employee compliance issues. The Board also receives and reviews the reports and findings and other information presented to them by the Bank's outside auditor. The Audit Committee meets as needed and met four times during the fiscal year ended September 30, 2000.

     The Compensation Committee, consisting of Directors Clinton and Parker, makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee meets as needed and met once during the fiscal year ended September 30, 2000.

     The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Bank. The full Board of Directors met once in its capacity as Nominating Committee during the year ended September 30, 2000.

------------------------------------------------------------------------------
     AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS
------------------------------------------------------------------------------

Audit Committee Charter

     The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Report of the Audit Committee

     In connection with the specific activities performed by the Committee in its oversight role, it has issued the following report as of December 5, 2000:

     (1) The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended September 30, 2000 with management of the Company.

     (2) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90.

     (3) The Audit Committee has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and the Audit Committee has discussed with the auditor the auditor's independence from the Company.

     Based on the review and discussions referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.

                                    The Audit Committee:

                                    Robert Backstrom
                                    Peter J. Majar (Chairman)
                                    Jon C. Parker

------------------------------------------------------------------------------
                           DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

Fees

     Except for Directors Hamre and Sand, each director receives $750 per month and $375 for each regular Board meeting attended. Each director also receives $200 for each special Board meeting or committee meeting attended. Director fees totalled $124,425 for the year ended September 30, 2000.

Deferred Compensation Plan

     The Company maintains a deferred compensation plan for the benefit of directors who may elect to defer receipt of all or a portion of their fees until retirement or termination of service. At the director's election, benefits are distributed in a lump sum or installment payments. At September 30, 2000, none of the Company's directors had elected to participate in the plan.

------------------------------------------------------------------------------
                            EXECUTIVE  COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

     The following information is provided for Messrs. Hamre and Sand.

                                                        Long-Term
                                                         Compen-
                                                         sation
                          Annual Compensation            Awards
                      --------------------------------   ------
                                             All Other Securities   All Other
                                             Compen-   Underlying    Compen-
Name and Position    Year   Salary    Bonus  sation(1)  Options(2)  sation(3)
-----------------    ----   ------    -----  ---------  ----------  ---------

Clarence E. Hamre    2000 $170,000   $44,845 $  --           --     $41,656
President and Chief  1999  158,106    41,783    --       99,188      61,384
                     1998  150,577    33,389    --           --      85,443

Michael R. Sand      2000  110,000    22,422    --           --      34,350
Executive Vice       1999   99,533    20,891    --       79,350      32,371
President and        1998  102,538(4) 16,644    --           --      30,786
Secretary
-----------
(1) Does not include certain benefits, the aggregate amounts of which do not exceed 10% of total annual salary and bonus.
(2) Table assumes pro rata vesting over a ten year period with the next 10% installment vesting on January 29, 2001. However, the amount vested on January 29, 2001 could increase to 20% if the Company meets three of four established performance criteria items. These four performance criteria items are: generating a return on assets which exceeds that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; generating an efficiency ratio which is less than that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; generating a net interest margin which exceeds the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; and increasing earnings per share over the prior fiscal year.

                    (footnotes continued on following page)

(3) In 2000, includes employer profit sharing contribution $16,000) and ESOP contribution ($25,656, based on the fair market value of the shares) for Mr. Hamre; and employer profit sharing contribution ($13,242) and ESOP contribution ($21,108, based on the fair market value of the shares) for Mr. Sand.
(4)  Includes compensation received in lieu of vacation of $7,888.

Option Grants in Last Fiscal Year

     No stock options were granted to the named executive officers during the fiscal year ended September 30, 2000.

Option Exercise/Value Table

     The following information with respect to options exercised during the fiscal year ended September 30, 2000, and remaining unexercised at the end of the fiscal year, is presented for the named executive officers.



                                                     Number of                Value of Unexercised
                                                Securities Underlying         In-the-Money Options
                      Shares                     Unexercised Options        at Fiscal Year End($)(1)
                    Acquired on    Value      --------------------------  ----------------------------
Name                Exercise(#)  Realized($)  Exercisable  Unexercisable  Exercisable    Unexercisable
----                -----------  -----------  -----------  -------------  -----------    -------------
Clarence E. Hamre      --         $ --          19,838         79,350        $  --          $  --

Michael R. Sand        --           --          15,870         63,480           --             --

------------
(1)  Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on September 30, 2000, less the option exercise price.  Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.




     Deferred Compensation Agreement. The Bank has entered into a deferred compensation agreement with Mr. Hamre which provides that, commencing upon his retirement at or after age 65, Mr. Hamre will receive $2,000 per month for life. At Mr. Hamre's death, the monthly benefit would be payable to his surviving spouse until the earlier to occur of her death or 60 months. At September 30, 2000, the Bank had accrued $239,000 in compensation expense with respect to its obligation to Mr. Hamre under the agreement.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. The Compensation Committee of the Company and the Compensation Committee of the Bank ("Committees") administer all policies that govern executive compensation for the Company and the Bank. Since the Company has no employees other than Bank employees who perform services on behalf of the Company without additional compensation, the Bank's Compensation Committee evaluates individual executive performance, compensation policies and salaries. The Bank's Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer of the Bank, while the Chief Executive Officer of the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding their compensation levels. The Company's executive compensation policies are intended to retain and attract key executives who are vital to the success of the Company and Bank by providing a compensation package that is competitive in the financial industry and motivational to each individual executive.

     Currently, the compensation for executive officers consists principally of a base salary and bonus. In addition, the Bank maintains a profit sharing pension plan for all qualifying employees and provides opportunities for employee ownership of Timberland Bancorp, Inc. stock through participation in an employee stock ownership plan. The Bank also maintains a deferred compensation agreement with the Chief Executive Officer.

     Base Salary. The Bank's Board of Directors approves an annual base salary for all senior officers and executive officers, based upon recommendations from the Bank's Compensation Committee. Annual base salaries are generally effective October 1st of each year. Factors considered in setting base salaries include the executive's performance, the Company's and the Bank's overall performance and compensation levels in the financial industry, among other factors.

     Annual Incentive Bonus. The Bank maintains a discretionary bonus plan, which is based on the Bank's net income for each fiscal year. Under the plan, Chief Executive Officer Clarence E. Hamre receives 1.0% of the Bank's net income and Executive Vice President Michael R. Sand receives 0.5% of the Bank's net income, and the remaining employees receive 2.84% of the Bank's net income, distributed based upon each employee's salary to total employees' salaries.

     Profit Sharing Pension Plan. The Bank maintains a tax-qualified profit-sharing plan for the benefit of employees with one year of service who have attained age 21. The Bank's annual contribution is 10% of a qualifying employee's compensation.

     Executive Officer Compensation. During the fiscal year ended September 30, 2000, the base salary of the Company's President and Chief Executive Officer, Clarence E. Hamre, was $170,000. In addition, he received an incentive bonus of $44,845 and was credited with $41,656 in other compensation as set forth in the preceding Summary Compensation Table. This resulted in total compensation of $256,501, which represents a 1.8% decrease from the previous year. The Board of Directors believes that Mr. Hamre's compensation is appropriate based on the Bank's compensation policy, consideration of salaries for similar positions in the financial industry and the Bank's performance during the fiscal year.

     During the fiscal year ended September 30, 2000, the base salary of the Company's Executive Vice President, Michael R. Sand, was $110,000. In addition, he received an incentive bonus of $22,422 and was credited with $34,350 in other compensation as set forth in the preceding Summary Compensation Table. This resulted in total compensation of $166,772, which represents a 9.1% increase from the previous year. The Board of Directors believes that Mr. Sand's compensation is appropriate based on the Bank's performance during the fiscal year.

      Compensation Committee of the Company and the Bank consisting of:

                                 /s/ Jon C. Parker
                                 /s/ Andrea M. Clinton

      Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

      Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq U.S. Companies Index and with the SNL $250 to $500 Million Asset Thrift Index, a peer group index. Total return assumes the reinvestment of all dividends. The base amount for the Company's Common Stock is $14.50 per share, which was the closing price on the initial day of trading on January 13, 1998. The initial offering price for the Company's Common Stock was $10.00 per share.

                               [Graph appears here]

                 01-13-98  3/31/98    06-30-98   09-30-98   09/30/99  09-30-00
                 --------  -------    --------   --------   --------  --------

Timberland
 Bancorp, Inc.   $100.00   $123.28    $114.18    $ 91.20    $  81.21 $  88.04
Nasdaq U.S.
 Companies Index  100.00    119.12     123.39     110.44      180.42   239.53
SNL $250 to
 $500 Million
 Thrift Index     100.00    110.21     105.26      87.40      108.73   115.35


------------------------------------------------------------------------------
              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended September 30,

2000 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with except for Dean J. Brydon, Chief Financial Officer of the Company and the Bank. Mr. Brydon inadvertently failed to file a Form 3, Statement of Beneficial Ownership of Securities, when he became an officer of the Company and the Bank and became subject to the reporting requirements of Section 16(a) of the Exchange Act. Mr. Brydon became an officer of the Company and the Bank in January 2000 and subsequently filed a Form 3 on December 5, 2000.

------------------------------------------------------------------------------
                      TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Current law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $807,000 at September 30, 2000. Such loans
(i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, or were available to all other employees under the Bank's employee loan program; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

     Director Parker is a member of the law firm of Parker, Johnson & Parker, P.S., which serves as general counsel to the Bank. The Bank paid legal fees of approximately $36,952 to the firm during the fiscal year ended September 30, 2000 for services rendered to the Bank.

     Director Clinton is the owner of AMC Interiors, which periodically does interior design work for the Bank. The Bank paid AMC Interiors approximately $11,388 for supplies and services provided during the fiscal year ended September 30, 2000.

------------------------------------------------------------------------------
                                   AUDITORS
------------------------------------------------------------------------------

     Knight Vale & Gregory PLLC, independent public accountants, was the Company's independent auditors for the fiscal year ended September 30, 2000. The Board of Directors has appointed Knight Vale & Gregory PLLC as independent auditors for the fiscal year ending September 30, 2001, subject to approval by stockholders. A representative of Knight Vale & Gregory PLLC will be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF KNIGHT VALE & GREGORY PLLC AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

------------------------------------------------------------------------------
                                 OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                                 MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

     The Company's Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.


------------------------------------------------------------------------------
                            STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 624 Simpson Avenue, Hoquiam, Washington, no later than August 23, 2001. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation generally provide that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days notice is given, such notice shall be delivered to the Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /S/MICHAEL R. SAND
                                 MICHAEL R. SAND
                                 CORPORATE SECRETARY

Hoquiam, Washington
December 20, 2000

                                                                   APPENDIX A


TIMBERLAND BANCORP, INC.                              June 8, 2000

AUDIT COMMITTEE CHARTER

PURPOSE

This Charter sets forth:

(1) The scope of the Audit Committee's responsibilities, and how it carries out those responsibilities, including structure, processes and membership requirements;

(2) The Audit Committee's responsibility for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and Timberland Bancorp, Inc. ("the Company") consistent with Independence Standards Board Standard No. 1 and the Audit Committee's responsibility for actively engaging in a dialog with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to (ensure) oversee the independence of the outside auditor; and

(3) The outside auditor's ultimate accountability to the Board of Directors and the Audit Committee, as representatives of shareholders and these shareholder representatives' ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor.

STRUCTURE AND MEMBERSHIP REQUIREMENTS

The Audit Committee shall have a minimum of three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or will be able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee will have had past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

CONTINUOUS ACTIVITIES - GENERAL

(1) Provide an open avenue of communication between the independent auditor, the internal audit function, and the Board of Directors.

(2) Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

(3) Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

(4) Review with the independent auditor and the internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

(5) Inquire of management, the independent auditor and the internal auditor about significant risks or exposures, and assess the steps management has taken to minimize such risk to the Company.

(6) Consider and review with the independent auditor and the internal auditor:

      a. The adequate of the Company's internal controls including computerized information system controls and security.

      b. Related findings and recommendations of the independent auditor and the internal auditor together with management's responses.

(7) Consider and review with management, the internal auditor and the independent auditor:

      a. Significant findings during the year, including the status of previous audit recommendations.

      b. Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

      c. Any changes required in the planned scope of the Internal Audit plan.

      d.  The Internal Audit charter, budget and staffing.

(8) Meet periodically with the independent auditor, the internal auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

(9) Report periodically to the Board of Directors on significant results of the foregoing activities.

(10) Instruct the independent auditor that the Board of Directors, as the shareholders' representative, is the auditor's client.

CONTINUOUS ACTIVITIES - RE:  REPORTING SPECIFIC POLICIES

(1) Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

(2) Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

(3) Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

(4) Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

(5) Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

(6) Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

(7) Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect shareholders and public views and attitudes about the Company.

SCHEDULED ACTIVITIES

(1) Recommend the selection of the independent auditor for approval by the Board of Directors, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

(2) Consider, in consultation with the independent auditor and internal auditor, the audit scope and plan of the independent auditor and the internal auditors.

(3) Review with management and the independent auditor the results of annual audits and quarterly reviews and related comments in consultation with the Board of Directors or other committees as deemed appropriate including:

      a. The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

      b. Any significant changes required in the independent auditor's audit plans.

      c. Any difficulties or disputes with management encountered during the course of the audit.

      d. Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

(4) Review with management and the independent accountant, the interim financial reports before they are filed with the SEC or other regulators.

(5) Review annually with the independent auditor and the internal auditor the results of the monitoring of compliance with the Company's code of conduct.

(6) Describe in the Company's Annual Report and/or Proxy Statement the Audit Committee's composition and responsibilities, and how they were discharged.

(7) Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend to shareholders the appointment of the auditor.

(8) Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

(9)   Review and update the Committee's Charter annually.

"WHEN NECESSARY" ACTIVITIES

(1) Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

(2) Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

(3) Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

(4) Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

                                   * * * * *

                             REVOCABLE PROXY
                        TIMBERLAND BANCORP, INC.
------------------------------------------------------------------------------
                     ANNUAL MEETING OF STOCKHOLDERS
                            JANUARY 25, 2001
------------------------------------------------------------------------------

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Timberland Bancorp, Inc. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Timberland Bancorp, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting"), to be held at the Elks Lodge, 624 K Street, Hoquiam, Washington, on Thursday, January 25, 2001, at 1:00 p.m., local time, and at any and all adjournments thereof, as indicated.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

              (Continued and to be signed on the reverse side.)

                      Please date, sign and mail your
                    proxy card back as soon as possible!

                       Annual Meeting of Stockholders
                          TIMBERLAND BANCORP, INC.

                             January 25, 2001


              Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------
[ X ] Please mark your
      Votes as in this
      Example

                                      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                             VOTE
                     FOR   WITHHELD                                                      FOR AGAINST ABSTAIN

1.  The election as  [ ]     [ ]    Nominees:            2. The approval of the appoint- [ ]    [ ]    [ ]
    director of the                   Michael R. Sand       ment of Knight Vale & Gregory
    nominees listed                   Peter J. Majar        PLLC as independent auditors
    at right (except as marked to     David A. Smith        for the fiscal year ending
    the contrary below).                                    September 30, 2001.

                                                         3. In their discretion, upon such other matters
    ------------------------------                          as may properly come before the meeting.

                                                            The Board of Directors recommends a vote
                                                         "FOR" the above proposals.

INSTRUCTIONS: To withhold your vote for any                  Should the undersigned be present and elect to
individual nominee, write the nominee's name             vote at the Meeting or at any adjournment thereof
on the line below.                                       and after notification to the Secretary of the
                                                         Company at the Meeting of the shareholder's
--------------------------------------------             decision to terminate this proxy, then the power of
                                                         said attorneys and proxies shall be deemed
                                                         terminated and of no further force and effect.

                                                             The undersigned acknowledges receipt from the
                                                         Company prior to the execution of this proxy of the
                                                         Notice of Annual Meeting of Stockholders, a Proxy
                                                         Statement for the Annual Meeting of Stockholders,
                                                         and the 2000 Annual Report to Stockholders.

                                                         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                                                         PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.


                                                                                       Dated:
--------------------- -------------------- -------------------- ----------------------       ---------------
    Signature of         Print Name of         Signature of         Print Name of
    Shareholder          Shareholder           Shareholder          Shareholder

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.
